Exhibit 107
Calculation of Filing Fee Tables
424(b)(7)
(Form Type)
Immunocore Holdings plc
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary shares, nominal value £0.002 per share(2)	415(a)(6)	1,220,063(3)		$54,244,000.98(3)			Form F-3	333-264105	April 4, 2022	$5,028.42

	Total Offering Amounts					$54,244,000.98(3)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—
(1) This prospectus supplement relates to the resale or other distribution by the selling shareholders referenced herein of up to 1,220,063 ordinary shares represented by ADSs.
(2) These ordinary shares are represented by ADSs, each of which represents one ordinary share of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-252487).
(3) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 1,220,063 unsold securities, or the Unsold Securities, of the registrant that had been previously registered under the registrant’s prospectus supplement, dated September 30, 2022, to the base prospectus contained in the registration statement on Form F-3ASR (File No. 333-264105) initially filed on April 4, 2022, or collectively the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee of $5,028.42. Pursuant to Rule 415(a)(6), the registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the registration fee paid with respect to the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing this registration statement.